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                                                                      EXHIBIT 23

INDEPENDENT ACCOUNTANTS' CONSENT


We consent to incorporation by reference in the Registration Statement of Discover Card Master Trust I (Registration Number 33-62263) on Form S-3 of our Independent Accountants' Report dated January 21, 2000, pursuant to Section 3.08 of the Pooling and Servicing Agreement dated as of October 1, 1993, as amended, between Greenwood Trust Company and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, appearing as
Exhibit 99(B) to the Annual Report on Form 10-K of Discover Card Master Trust I for the period from December 1, 1998 through November 30, 1999.



                                      /s/ Deloitte & Touche, LLP
                                      --------------------------



February 16, 2000